EXHIBIT 99.5

LIFE TECHNOLOGIES CORPORATION

AMENDED AND RESTATED

1999 STOCK INCENTIVE PLAN

(as amended through November 14, 2008)

1.	Purpose of the Plan.

The purpose of this Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Life Technologies Corporation and its subsidiaries (collectively, the “Corporation”) by providing financial incentives designed to attract, retain, and motivate employees, officers, consultants, and directors of the Corporation. The Plan continues the established policy of the Corporation of encouraging ownership of its Stock by key personnel and of providing incentives for such individuals to put forth maximum efforts for the success of the Corporation. The Plan was originally established by Applera Corporation/Applied Biosystems Group and was assumed by Invitrogen Corporation as a result of its merger with Applera Corporation/Applied Biosystems Group. The Plan was amended, effective as of the date of the Plan’s assumption by the Corporation (the “Plan Assumption Date”), to conform the Plan with applicable NASDAQ stock exchange listing requirements and to make certain other changes to conform the Plan with Invitrogen Corporation’s other equity compensation plans.

2.	Definitions.

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

2.1 “Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.2 “Agreement” means the written agreement between the Corporation and an Optionee or Award Recipient, as the case may be, evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.3 “Award” means a Stock Award, Performance Share Award, or Director Stock Award.

2.4 “Award Recipient” means an individual to whom an Award has been granted under the Plan.

2.5 “Board of Directors” means the Board of Directors of Life Technologies Corporation.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation and Organizational Development Committee of the Board of Directors, or any successor thereto or committee designated thereby whose members qualify as (a) outside directors as defined in Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto and (b) non-employee directors within the meaning of Rule 16b-3 under the Act.

2.8 “Continuous Service” means an uninterrupted chain of continuous employment by the Corporation or an uninterrupted chain of continuous performance of services for the Corporation by a consultant. A leave of absence granted in accordance with the Corporation’s usual procedures which does not operate to interrupt continuous employment or continuous performance of services for other benefits granted by the Corporation shall not be considered a termination of employment nor an interruption of Continuous Service hereunder, and an employee or consultant who is granted such a leave of absence shall be considered to be continuously employed or continuously performing services during the period of such leave; provided, however, that if regulations under the Code or an amendment to the Code shall establish a more restrictive definition of a leave of absence, such definition shall be substituted herein.

2.9 “Deferral Account” means the bookkeeping account established for the deferral of a Director Stock Award by a Non-Employee Director pursuant to Section 10.7 hereof.

2.10 “Director Stock Award” means an award of shares of Stock granted pursuant to Section 10 hereof.

2.11 “Fair Market Value” means, as of any date, the value of a share of Stock, subject to the following: (i) if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion; (ii) if, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.12 “Incentive Stock Options” means those Options granted hereunder to employees as incentive stock options as defined in, and which by their terms comply with the requirements for such Options set out in, Section 422 of the Code and the Treasury Regulations issued pursuant thereto.

2.13 “Maximum Value Options” means those Options granted hereunder for which the Committee may establish, at the date of grant, terms and conditions that limit the maximum dollar value that a participant under the Plan may receive in the form of shares of Stock upon the exercise of such Maximum Value Option.

2.14 “Non-Employee Director” means a member of the Board of Directors who is not an employee or officer of the Corporation.

2.15 “Non-Qualified Stock Options” means those Options granted hereunder which are not intended to qualify as Incentive Stock Options.

2.16 “Normal Retirement Age” means the normal retirement age of a member of the Board of Directors as determined by the Board of Directors from time to time.

2.17 “Option” means an option granted pursuant to Section 6 hereof.

2.18 “Optionee” means an individual to whom an Option has been granted under the Plan.

2.19 “Performance Share Award” means an award of Performance Shares granted pursuant to Section 9 hereof.

2.20 “Performance Shares” means shares of Stock covered by a Performance Share Award.

2.21 “Restricted Stock Bonus” means an award of shares of Stock not requiring the Award Recipient to pay any amount of monetary consideration granted pursuant to the provisions of Section 8.3 hereof.

2.22 “Restricted Stock Unit” means the right to receive one (1) share of Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of shares of Stock otherwise deliverable upon the vesting of an award of restricted stock to the extent provided in the Award Recipient’s Agreement. Restricted Stock Units are subject to the provisions of Section 8.2 hereof.

2.23 “Stock” means the Life Technologies Corporation Common Stock, par value $.01 per share, of the Corporation.

2.24 “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of Stock on the day the Stock Appreciation Right is redeemed, reduced by the exercise price of such right. Stock Appreciation Rights are subject to the provisions of Section 8.1 hereof.

2.25 “Stock Award” means an award granted pursuant to Section 8 hereof. The term “Stock Award” shall include, but shall not be limited to, those types of benefits listed in Section 8.

2.26 “Stock Restrictions” mean the restrictions, including performance goals, placed on an Award under the Plan.

2.27 “Stock Unit” means the bookkeeping entry representing the equivalent of one (1) share of Stock.

2.28 “Ten Percent Stockholder” means an individual who owns, within the meaning of Section 422(b)(6) of the Code and the Treasury Regulations issued pursuant thereto, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

3.	Shares Reserved for the Plan.

As a result of the assumption of the Plan by the Corporation, and after adjustment as required by applicable NASDAQ stock exchange listing requirements, the aggregate number of shares of Stock available for Options and Awards under the Plan is Thirty-seven Million Six Hundred Seventy Thousand One Hundred and Sixty (37,670,160) (“Share Reserve”), subject to adjustment in accordance with Section 15, of which not more than Four Million Nine Hundred Fifty-six Thousand and Six Hundred (4,956,600) shares of Stock, subject to adjustment in accordance with Section 15, may be issued pursuant to Restricted Stock Units, Restricted Stock Bonuses, and Performance Share Awards. Each share of Stock issued pursuant to an Option or Award will reduce the

Share Reserve by one (1) share. To the extent that an Award is settled in cash rather than in shares of Stock, the Share Reserve shall remain unchanged; provided, however, that shares of Stock underlying the portion of a Stock Appreciation Right that is exercised (whether or not shares of Stock are actually issued to the Award Recipient upon such exercise) shall be considered issued for purposes of the Plan and shall reduce the Share Reserve on a one for one basis. Shares of Stock issued under the Plan shall be authorized but unissued shares. In lieu of such unissued shares, the Corporation may, in its discretion, transfer on the exercise of Options or the delivery of shares of Stock issued pursuant to Awards treasury shares, reacquired shares, or shares acquired in the market for purposes of the Plan.

If any Options or Awards granted under the Plan shall for any reason terminate, be canceled or reacquired, or expire without having been exercised or vested in full, shares of Stock not issued or vested in full under such Options or Awards shall be available again for issuance under the Plan. Notwithstanding the foregoing, shares of Stock tendered in payment of the purchase price of an Option and shares of Stock withheld by the Corporation to satisfy any withholding tax obligation arising in connection with an Option or Award shall not be available again for issuance under the Plan.

4.	Administration of the Plan.

The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan, including, without limitation, the authority to determine the individuals to whom, and the time or times at which, Options and Awards shall be granted, the number of shares of Stock to be covered by each Option and Award, and the terms and conditions of each Option and Award. The Committee shall also have plenary authority in its discretion to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Agreements executed and delivered under the Plan, including, without limitation, such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee’s determination on the foregoing matters shall be conclusive and binding on all persons having an interest in the Plan.

5.	Eligibility; Factors to be Considered in Granting Options and Awards.

5.1 Eligibility; Factors. Subject to the terms of the Plan, an Option may be granted to any person who, at the time the Option is granted, is an employee (which term shall include officers) of the Corporation, a Non-Employee Director, or a consultant performing services for the Corporation. Stock Awards or Performance Share Awards may be granted to any person who, at the time such Stock Award or Performance Share Award is granted, is an employee (which term shall include officers) of, or consultant performing services for, the Corporation. Non-Employee Directors shall not be eligible to receive Stock Awards or Performance Share Awards. In determining the employees, Non-Employee Directors, and consultants to whom Options or Awards shall be granted, the number of shares of Stock to be covered by each Option or Award, and the terms and conditions of each Option and Award, the Committee shall take into account the duties and responsibilities of the respective employees, Non-Employee Directors, and consultants, their present and potential contributions to the success of the Corporation, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. An employee, Non-Employee Director, or consultant who has been granted an Option or Award may be granted and hold additional Options or Awards if the Committee shall so determine. Notwithstanding the foregoing, effective as of the Plan Assumption Date, Options or Awards under the Plan may only be granted to (a) individuals who were eligible to receive grants of Options or Awards under the Plan prior to the Plan Assumption Date, or (b) any individual who first begins to provide services to the Corporation after the Plan Assumption Date as an officer, Non-Employee Director, employee or consultant.

5.2 Section 162(m) Limitation. Subject to the provisions of Section 15 of the Plan relating to adjustments upon changes in the shares of Stock, and effective as of the Plan Assumption Date, no employee of the Corporation shall be eligible to be granted Options or Stock Appreciation Rights covering more than three million seven hundred sixty-seven thousand and sixteen (3,767,016) shares of Stock (i.e., ten percent (10%) of the Share Reserve) during any fiscal year of the Corporation.

5.3 Consultants. A consultant shall not be eligible for the grant of an Option or Award if, at the time of grant, a Form S-8 Registration Statement (“Form S-8”) under the Securities Act of 1933, as amended (“Securities Act”), is not available to register either the offer or the sale of the Corporation’s securities to such consultant because of the nature of the services that the consultant is providing to the Corporation, or because the consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Corporation determines both (a) that such grant (i) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (b) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	Options.

6.1 Grant of Options. Subject to the terms of the Plan, the Committee may grant Options to such employees, Non-Employee Directors, and consultants at such time or times and in such amounts as it shall determine. Each Option granted hereunder shall be designated as an Incentive Stock Option or Non-Qualified Stock Option and shall be evidenced by an Agreement containing such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options shall be granted only to employees of the Corporation. The Committee may, in its sole discretion, grant Non-Qualified Stock Options as Maximum Value Options.

6.2 Purchase Price. The purchase price of each share of Stock covered by an Option shall be not less than one hundred percent (100%) (or one hundred and ten percent (110%) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value of a share of Stock on the date the Option is granted.

6.3 Term. The term of each Option shall be for such period as the Committee shall determine, but not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date of grant thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any Option is less than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date of grant, the Option prior to its expiration may be amended, with the approval of the Committee and the employee, Non-Employee Director, or consultant, as the case may be, to extend the term so that the term as amended is not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the original date of grant of such Option.

6.4 Vesting. An Option shall be exercisable at such time or times and in such manner and number of shares as the Committee shall determine. Except as provided in the Plan, no Option may be exercised at any time unless the holder thereof is then an employee of the Corporation, a member of the Board of Directors, or a consultant performing services for the Corporation. Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be (a) an employee of the Corporation, (b) a member of the Board of Directors, or (c) a consultant performing services for the Corporation.

6.5 Termination of Employment or Services. Except as otherwise determined by the Committee and provided in the Agreement, in the event that the employment of an employee to whom an Option has been granted under the Plan shall be terminated or the services of a Non-Employee Director or consultant to whom an Option has been granted under the Plan shall be terminated (other than by reason of Cause, retirement, disability, or death), such Option may, subject to the provisions of the Plan, be exercised, to the extent that the employee, Non-Employee Director, or consultant was entitled to do so at the date of termination of his or her employment or services, at any time within thirty (30) days after such termination, but in no event after the expiration of the term of the Option.

6.6 Termination of Employment or Services for Cause. In the event that the employment of an employee to whom an Option has been granted under the Plan shall be terminated or the services of a Non-Employee Director or consultant to whom an Option has been granted under the Plan shall be terminated for Cause (as such term is defined below), such Option shall be immediately forfeited in full upon such termination (regardless of the extent to which such Option may have been exercisable as of such time). For purposes of this Section 6.6 only, “Cause” shall be defined as (a) any act which is in bad faith and to the detriment of the Corporation or (b) a material breach of any agreement with or material obligation to the Corporation.

6.7 Retirement.

(a) Employees. Except as otherwise determined by the Committee and provided in the Agreement, if an employee to whom an Option has been granted under the Plan shall retire from the Corporation pursuant to any retirement plan provided by the Corporation, then such Option may be exercised, to the extent that the employee was entitled to do so at the date of such retirement, at any time (i) in the case of an employee holding an Incentive Stock Option, within three (3) months after the date of such retirement, but in no event after the expiration of the term of the Option or (ii) in the case of a Non-Qualified Stock Option, within one (1) year after the date of such retirement, but in no event after the expiration of the term of the Option.

(b) Non-Employee Directors. Except as otherwise determined by the Committee and provided in the Agreement, if a Non-Employee Director to whom an Option has been granted under the Plan (i) retires from the Board of Directors upon reaching Normal Retirement Age or (ii) resigns or declines to stand for reelection with the approval of the Board of Directors, then such Option may be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of such retirement, resignation, or declining, at any time within three (3) years after the cessation of services to the Corporation following such retirement, resignation, or declining, but in no event after the expiration of the term of the Option.

6.8 Disability. Except as otherwise determined by the Committee and provided in the Agreement, if an employee, Non-employee Director, or consultant to whom an Option has been granted under the Plan becomes totally and permanently disabled, then such Option may be exercised, notwithstanding the provisions of Section 6.4, in full without regard to the period of Continuous Service after the Option was granted at any time (a) in the case of an Incentive Stock Option, within three (3) months after the date of termination of employment as a result of such disability, but in no event after the expiration of the term of the Option, or (b) in the case of a Non-Qualified Stock Option, within one (1) year (three (3) years in the case of a Non-Employee Director) after the date of termination of employment or cessation of services as a result of such disability, but in no event after the expiration of the term of the Option.

6.9 Death. Except as otherwise determined by the Committee and provided in the Agreement, if an employee, Non-Employee Director, or consultant to whom an Option has been granted under the Plan shall die while employed by the Corporation, serving as a member of the Board of Directors, or engaged to perform services for the Corporation, such Option may be exercised to the extent that the employee, Non-Employee Director, or consultant was entitled to do so at the date of his or her death, by his or her executor or administrator or other person at the time entitled by law to the employee’s, Non-Employee Director’s, or consultant’s rights under the Option, at any time within one (1) year after his or her death, but in no event after the expiration of the term of the Option.

7.	Terms and Conditions Applicable to Options.

7.1 Transferability. During the lifetime of an Optionee, an Option shall not be transferable, except pursuant to a domestic relations order; provided, however, that the Committee may, in its sole discretion, permit an Optionee to transfer a Non-Qualified Stock Option by gift to (a) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (b) any person sharing the Optionee’s household (other than a tenant or employee), (c) a trust in which any of the persons specified in clauses (a) or (b) have more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any of the persons specified in clauses (a) or (b) (or the Optionee) control the management of assets, or (e) any other entity in which any of the persons specified in clauses (a) or (b) (or the Optionee) own more than fifty percent (50%) of the voting interests. After the death of an Optionee, an Option may be transferred pursuant to the laws of descent and distribution.

7.2 Method of Exercise. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Stock to be purchased. No Option may be exercised with respect to a fractional share. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an Option (a) in cash or currency of the United States of America, (b) by tendering to the Corporation shares of Stock owned by such holder for at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (c) a combination of cash and/or previously owned shares of Stock valued at Fair Market Value, (d) pursuant to a “same day sale” program, or (e) by payment of such other consideration as the Committee shall from time to time determine. For purposes of the immediately preceding sentence, Fair Market Value shall be determined as of the business day immediately preceding the day on which the Option is exercised. Notwithstanding the foregoing, the Committee shall have the right to modify, amend, or cancel the provisions of clauses (b) and (c) above at any time upon prior notice to the holders of Options.

7.3 Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to the shares subject to an Option until such shares have been registered upon the exercise of the Option on the transfer books of the Corporation in the name of such Optionee and then only to the extent that any restrictions imposed thereon by the Committee shall have lapsed.

7.4 No Loans. Neither the Corporation, any company with which it is affiliated, nor any of their respective subsidiaries may directly or indirectly lend money to any person for the purpose of assisting such person in acquiring or carrying shares of Stock issued upon the exercise of an Option.

7.5 Conditions Precedent to Exercise. Notwithstanding any other provision of the Plan, but subject to the provisions of Section 11, the exercise of an Option following termination of employment or service shall be subject to the satisfaction of the conditions precedent that the Optionee has not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Corporation; provided, however, that the ownership by an Optionee of five percent (5%) or less of any class of securities of a publicly traded company shall not be deemed to violate this clause or (b) violated any written agreement with the Corporation, including, without limitation, any confidentiality agreement. An Optionee’s violation of clause (a) or (b) of the preceding sentence shall result in the immediate forfeiture of any Options held by such Optionee.

7.6 Limitations on the Grant of Incentive Stock Options. The aggregate Fair Market Value of the Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of the Corporation (or any parent or subsidiary of the Corporation) are exercisable for the first time by any specific individual during any calendar year shall not exceed one hundred thousand dollars ($100,000), and any Option grant (or portion thereof) in excess of that limit shall automatically be characterized as a Non-Qualified Stock Option. No Incentive Stock Option may be granted hereunder to an individual who immediately after such Option is granted is a Ten Percent Stockholder unless (a) the Option price is at least one hundred and ten percent (110%) of the fair market value of such stock on the date of grant and (b) the Option may not be exercised more than five (5) years after the date of grant.

8.	Stock Awards.

Subject to the terms of the Plan, the Committee may grant Stock Awards to Award Recipients at such time or times and in such amounts as it shall determine. Shares of Stock issued pursuant to Stock Awards may, but need not, be subject to such restrictions as may be established by the Committee at the time of the grant and reflected in an Agreement. Stock Awards available for grant under the Plan shall include: (a) Stock Appreciation Rights, (b) Restricted Stock Units, and (c) Restricted Stock Bonuses.

8.1 Stock Appreciation Rights. The following terms and conditions shall govern the grant and redemption of Stock Appreciation Rights:

(a) Exercise Price. The number of shares of Stock underlying each Stock Appreciation Right and the exercise price in effect for those shares shall be determined by the Committee in its sole discretion at the time the Stock Appreciation Right is granted. In no event, however, shall the exercise price for each share of Stock underlying the Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value per underlying share of Stock on the grant date.

(b) Redemption. The Stock Appreciation Right shall cover a specified number of underlying shares of Stock and shall be redeemable upon such terms and conditions as the Committee may establish. Upon redemption of the Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those shares.

(c) Distribution. The distribution with respect to any redeemed Stock Appreciation Right may be made in shares of Stock valued at the Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(d) Stockholder Rights. No recipient of an award of Stock Appreciation Rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock issuable in redemption of such Stock Appreciation Rights except to the extent that the Corporation has issued the shares relating to such Stock Appreciation Rights.

(e) Non-Transferability. Prior to the time Stock Restrictions lapse and the Corporation has issued the shares of Stock relating to such Stock Appreciation Rights, none of the shares of Stock subject to an award of Stock Appreciation Rights may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient, except in the event of the death of the Award Recipient with respect to those shares of Stock as to which the Stock Restrictions have lapsed.

(f) Lapse of Restrictions. In the event of the termination of employment or other service to the Corporation of a recipient of an award of Stock Appreciation Rights prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment or other service to the Corporation (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Stock subject to an award of Stock Appreciation Rights.

8.2 Restricted Stock Units. Each Restricted Stock Unit shall be evidenced by an Agreement containing such terms and conditions as the Committee shall deem appropriate; provided, however, each such Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Corporation for its benefit.

(b) Vesting. An award of Restricted Stock Units shall vest at such time or times as the Committee shall determine; provided, however, that an award of Restricted Stock Units shall not fully vest (i) in less than one (1) year from the date of grant, in the case of Restricted Stock Units subject to performance goals, and (ii) in less than three (3) years from the date of grant, in the case of all other Restricted Stock Units. Vesting shall generally be based on the Award Recipient’s Continuous Service. Subject to the provisions of Section 8.2(h), the shares of stock to be delivered upon vesting of Restricted Stock Units shall be delivered as soon as practicable after vesting, but in no event later than two and one-half (2  1/2) months after the end of the calendar year in which the Restricted Stock Units vest.

(c) Restrictions on Restricted Stock Units. Except as expressly provided in the Plan or an Award Recipient’s Agreement, any shares of Stock subject to an award of Restricted Stock Units with respect to which Stock Restrictions have not been satisfied at the time of the termination of the Award Recipient’s employment or other service to the Corporation shall be forfeited and all rights of the recipient of such award of Restricted Stock Units shall terminate without any payment of consideration by the Corporation.

(d) Stockholder Rights. No recipient of an award of Restricted Stock Units shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock deliverable with respect to such Restricted Stock Units except to the extent that the Corporation has issued the shares of Stock relating to such Restricted Stock Units.

(e) Non-Transferability. Prior to the time Stock Restrictions lapse and the Corporation has issued the shares of Stock relating to such Restricted Stock Units, none of the shares of Stock subject to an award of Restricted Stock Units may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient, except in the event of the death of the Award Recipient with respect to those shares of Stock as to which the Stock Restrictions have lapsed.

(f) Lapse of Restrictions. In the event of the termination of employment or other service to the Corporation of a recipient of an award of Restricted Stock Units prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment or other service to the Corporation (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Stock subject to an award of Restricted Stock Units.

(g) Limitations on Restricted Stock Units. No recipient of an award of Restricted Stock Units may receive Restricted Stock Units representing more than three hundred and fifty thousand (350,000) shares of Stock during any fiscal year of the Corporation, subject in each case to adjustment in accordance with Section 15.

(h) Deferrals. To the extent permitted by the Committee in the terms of his or her Agreement, an Award Recipient may elect to defer receipt of shares of Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Corporation. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Committee. When the Award Recipient vests in such Restricted Stock Units, the Award Recipient shall be credited with a number of Restricted Stock Units equal to the number of shares of Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Stock in accordance with the timing and manner of payment elected by the Award Recipient on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit as provided in Section 8.2(b).

8.3 Restricted Stock Bonuses. Each Restricted Stock Bonus shall be evidenced by an Agreement containing such terms and conditions as the Committee shall deem appropriate; provided, however, that each such Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Corporation for its benefit.

(b) Vesting. A Restricted Stock Bonus shall vest at such time or times as the Committee shall determine; provided, however, that a Restricted Stock Bonus shall not fully vest in less than three (3) years from the date of grant. Vesting shall generally be based on the Award Recipient’s Continuous Service.

(c) Restrictions on Restricted Stock Bonuses. Except as expressly provided in the Plan or an Award Recipient’s Agreement, any shares of Stock subject to a Restricted Stock Bonus with respect to which Stock Restrictions have not been satisfied at the time of the termination of the Award Recipient’s employment or other service to the Corporation shall be forfeited and all rights of the recipient of such Restricted Stock Bonus shall terminate without any payment of consideration by the Corporation.

(d) Stockholder Rights. The recipient of a Restricted Stock Bonus shall be entitled to such rights of a stockholder with respect to the shares of Stock issued pursuant to such Restricted Stock Bonus as the Committee shall determine, including the right to vote such shares of Stock, except that cash and stock dividends with respect to such shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient’s account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

The Committee, in its discretion, may cause a legend or legends to be placed on any certificate representing shares issued pursuant to Restricted Stock Bonuses, which legend or legends shall make appropriate reference to the Stock Restrictions imposed thereon. The Committee may also in its discretion require that certificates representing shares issued pursuant to Restricted Stock Bonuses remain in the physical custody of the Corporation or an escrow holder until any or all of the Stock Restrictions imposed under the Plan have lapsed.

(e) Non-Transferability. Prior to the time Stock Restrictions lapse, none of the shares of Stock issued pursuant to a Restricted Stock Bonus may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the recipient of a Restricted Stock Bonus.

(f) Lapse of Restrictions. In the event of the termination of employment or other service to the Corporation of a recipient of a Restricted Stock Bonus prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment or other service to the Corporation (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Stock subject to a Restricted Stock Bonus.

(g) Limitations on Restricted Stock Bonuses. No recipient of a Restricted Stock Bonus may receive Restricted Stock Bonuses representing more than three hundred and fifty thousand (350,000) shares of Stock during any fiscal year of the Corporation, subject in each case to adjustment in accordance with Section 15.

9.	Performance Share Awards.

9.1 Grant of Performance Share Awards. Subject to the terms of the Plan, the Committee may grant Performance Share Awards to such employees at such time or times and in such amounts as it shall determine. Stock issued pursuant to a Performance Share Award shall be subject to the attainment of performance goals relating to one or more criteria within the meaning of Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto. The performance goals shall relate to one of the following criteria, either individually, alternatively, or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee:

• revenue	• market share
• earnings per share	• return on capital
• earnings before interest and taxes	• cash flow or operating cash flow
• earnings before interest, taxes, and amortization	• return on equity or total stockholder return
• income or net income	• stock price
• operating income or net operating income	• operating profit or net operating profit
• operating margin or profit margin	• return on operating revenue
• return on invested capital	• market segment share
• product release schedules	• new product innovation
• product ship targets	• customer satisfaction
• costs

Any such performance goals and the period in which such goals are to be met shall be determined by the Committee at the time of the grant and reflected in an Agreement; provided, however, that the period in which such goals are to be met shall be not less than one (1) year. Each Performance Share Award shall also be subject to such other restrictions as the Committee may determine.

9.2 Delivery of Performance Shares. Certificates representing Performance Shares shall be registered in the Award Recipient’s name but shall remain in the physical custody of the Corporation until the Committee has determined that the performance goals and other Stock Restrictions with respect to such Performance Shares have been met.

9.3 Stockholder Rights. The recipient of a Performance Share Award shall be entitled to such rights of a stockholder with respect to the Performance Shares as the Committee shall determine, including the right to vote such shares of Stock, except that cash and stock dividends with respect to the Performance Shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient’s account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

9.4 Non-Transferability. Prior to the time shares of Stock issued pursuant to a Performance Share Award are delivered to an Award Recipient, none of such shares may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient.

9.5 Lapse of Restrictions. In the event of the termination of employment of an Award Recipient, prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of a Performance Share Award, or determine the performance goals with respect to all or a portion of a Performance Share Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause income recognized by an Award Recipient with respect to a Performance Share Award to fail to be deductible by the Corporation under Section 162(m) of the Code.

9.6 Limitations on Performance Share Awards No employee may receive Performance Share Awards representing more than four hundred thousand (400,000) shares of Stock during any fiscal year of the Corporation.

10.	Terms and Conditions Applicable to Director Stock Awards.

10.1 Grant of Director Stock Awards. As of the one (1) month anniversary of the date of the first election to the Board of Directors, and as of the date of each reelection to the Board of Directors, each Non-Employee Director shall be granted a Director Stock Award. Subject to the provisions of Section 10.8, the Committee shall determine the number of shares of Stock to be covered by such Director Stock Award. All Director Stock Awards shall be evidenced by an agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

10.2 Vesting. Each Director Stock Award shall vest in full on the date immediately preceding the first annual meeting of stockholders next following the date of grant; provided, however, that, except as provided in the Plan, the recipient thereof continues to serve as a member of the Board of Directors as of such date.

10.3 Forfeiture of Director Stock Awards. Except as provided in the Plan, a recipient of a Director Stock Award shall forfeit any unvested shares of Stock subject to the Director Stock Award, and all rights of the Non-Employee Director to such unvested shares shall terminate without payment of consideration by the Corporation, upon the termination of his or her service as a member of the Board of Directors.

10.4 Stockholder Rights. Except as provided in Sections 10.5 and 10.7, a recipient of a Director Stock Award shall be entitled to all rights of a stockholder with respect to the shares of Stock issued pursuant to the Director Stock Award, including the right to receive dividends and to vote such shares of Stock; provided, however, that stock dividends paid with respect to such shares shall be restricted to the same extent as the underlying shares of Stock issued pursuant to the Director Stock Award.

The Committee shall cause a legend or legends to be placed on any certificate representing shares issued pursuant to a Director Stock Award, which legend or legends shall make appropriate reference to the terms of the Director Stock Award and the Plan. The Committee shall also require that certificates representing shares issued pursuant to Director Stock Awards remain in the physical custody of the Corporation or an escrow holder until such shares have vested in accordance with the terms of the Plan.

10.5 Non-Transferability. Prior to vesting, none of the shares of Stock issued pursuant to a Director Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the recipient thereof.

10.6 Termination of Service. If a Non-Employee Director to whom a Director Stock Award has been granted shall cease to serve as a director as a result of (a) his or her death, (b) retiring from the Board of Directors upon reaching Normal Retirement Age, (c) becoming totally and permanently disabled, or (d) resigning with the approval of the Board of Directors, all shares subject to such Director Stock Award shall be vested in full, notwithstanding the provisions of Section 10.2, as of the date of termination of service.

10.7 Deferral Election. A Non-Employee Director may elect to defer receipt of any Director Stock Award by filing the appropriate deferral form with the Corporate Secretary on or before December 31st of the calendar year prior to the calendar year in which such Director Stock Award is to be made. Notwithstanding the foregoing, any person elected as a Non-Employee Director for the first time shall be permitted to make his or her first deferral election no later than twenty (20) days after such election. In no event, however, shall any deferral be permitted to the extent prohibited by applicable law. Deferrals shall be subject to the following terms and conditions:

(a) A Non-Employee Director may elect to defer receipt of a Director Stock Award until (i) a specified date in the future, (ii) cessation of his or her service as a member of the Board of Directors, or (iii) the end of the calendar year in which cessation of his or her service as a member of the Board of Directors occurs.

(b) There shall be established a Deferral Account on the books of the Corporation for each Non-Employee Director electing to defer a Director Stock Award pursuant to this Section 10.7. Deferrals shall be credited to the Non-Employee Director’s Deferral Account in Stock Units in the following manner: on the award date to which the deferral election applies, the amount deferred shall be converted into a number of Stock Units equal to the number of shares of Stock awarded that are subject to the deferral election. A Non-Employee Director shall not have any voting rights with respect to any Stock Units held in his or her Deferral Account.

(c) Whenever cash dividends are paid with respect to shares of Stock, each Non-Employee Director’s Deferral Account shall be credited on the payment date of such dividend with additional Stock Units (including fractional units to the nearest one/one hundredth (1/100)) equal in value to the amount of the cash dividend paid on a single share of Stock multiplied by the number of Stock Units (including fractional units) credited to his or her Deferral Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Stock Unit shall be the Fair Market Value of a share of Stock as of the payment date of the dividend.

(d) The number of Stock Units credited to each Non-Employee Director’s Deferral Account shall be appropriately adjusted in the same manner and to the same extent Director Stock Awards are adjusted and modified pursuant to Section 15. In the event of a transaction subject to Section 11, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Stock Units credited to Deferral Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the effective date of such transaction. If pursuant to the preceding sentence cash is credited to a Non-Employee Director’s Deferral Account, interest shall be credited thereon from the date such cash is received to the date of distribution quarterly, at the end of each calendar quarter, at a rate per annum (computed on the basis of a three hundred and sixty-day (360-day) year and a ninety one-day (91-day) quarter) equal to the prime rate announced publicly by Citibank, N.A. at the end of such calendar quarter. If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to a Non-Employee Director’s Deferral Account, dividends shall be credited thereto in the same manner as dividends are credited on Stock Units credited to such Deferral Accounts.

(e) Subject to Section 10.7(g), distributions of a Non-Employee Director’s Deferral Account under the Plan shall be made as follows:

(i) If a Non-Employee Director has elected to defer a Director Stock Award to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty (30) days after the date specified;

(ii) If a Non-Employee Director has elected to defer a Director Stock Award until cessation of his or her service as a member of the Board of Directors, payment shall be as of the date of such cessation of service and shall be made or shall commence, as the case may be, within thirty (30) days after the cessation of the Non-Employee Director’s service as a director; and

(iii) If a Non-Employee Director has elected to defer a Director Stock Award until the end of the calendar year in which the cessation of his or her service as a member of the Board of Directors occurs, payment shall be made as of December 31st of such year and shall be made or commence, as the case may be, on December 31st of such year.

(f) Notwithstanding any elections pursuant to Sections 10.7(a) and/or (g) hereof, in the event of the death of the Non-Employee Director prior to the distribution of his or her Deferral Account, the balance credited to such Deferral Account as of the date of his or her death shall be paid, as soon as reasonably possible thereafter, in a single distribution to the Non-Employee Director’s beneficiary or beneficiaries designated on such Non-Employee Director’s deferral election form. If no such election or designation has been made, such amounts shall be payable to the Non-Employee Director’s estate.

(g) A Non-Employee Director may elect to have his or her Deferral Account under the Plan paid in a single distribution or equal annual installments, not to exceed ten (10) annual installments. To the extent a Deferral Account is deemed invested in Stock Units, such Stock Units shall be converted to Stock on the distribution date as provided in Section 10.7(h). To the extent deemed invested in units of any other stock, such units shall similarly be converted and distributed in the form of stock. To the extent invested in a medium other than Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Deferral Account.

(h) To the extent a Deferral Account is deemed invested in Stock Units, a single distribution shall consist of the number of whole shares of Stock equal to the number of Stock Units credited to the Non-Employee Director’s Deferral Account on the date as of which the distribution occurs. Cash shall be paid to a Non-Employee Director in lieu of a fractional share, determined by reference to the Fair Market Value of a share of Stock on the date as of which the distribution occurs. In the event a Non-Employee Director has elected to receive annual installment payments, each such payment shall be determined as follows:

(i) To the extent his or her Deferral Account is deemed to be invested in Stock Units, each such payment shall consist of the number of whole shares of Stock equal to the number of Stock Units (including fractional units) credited to the Deferral Account on the date as of which the distribution occurs, divided by the number of annual installments remaining as of such distribution date. Cash shall be paid to Non-Employee Directors in lieu of fractional shares, determined by reference to the Fair Market Value of a share of Stock on the date as of which the distribution occurs.

(ii) To the extent his or her Deferral Account has been credited in cash, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Non-Employee Director’s Deferral Account which is in cash by the number of annual installments remaining as of such distribution date.

11.	Effect of Change of Control on Options and Awards.

(a) Notwithstanding any other provision of the Plan or any Option or Award granted hereunder, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options or Awards and shares acquired upon the exercise of such Options or Awards upon such conditions and to such extent as the Committee shall determine.

(b) In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the holder thereof, either assume the Company’s rights and obligations under outstanding Options and Awards or substitute for outstanding Options and Awards substantially equivalent options and other awards for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options and Awards in connection with a Change in Control, or if the Acquiring Corporation is not a “publicly held corporation” within the meaning of Section 162(m), the exercisability and vesting of each such outstanding Option, Award and any shares acquired upon the exercise thereof held by an individual whose Continuous Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option, Award and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 11(b) and the provisions of such applicable Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Options and Awards which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement evidencing such Option except as otherwise provided in such applicable Award Agreement.

(c) The Committee may, in its sole discretion and without the consent of any holder of an outstanding Option or Award, determine that, upon the occurrence of a Change in Control, each or any Option or Award outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share (if any) under such Option or Award (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and Awards as soon as practicable following the date of the Change in Control.

(d) A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 11(e)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(e) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

12.	Share Withholding; Delivery of Shares.

With respect to any Option or Award, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require any Optionee or Award Recipient to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an Option or Award by electing to have the Corporation withhold Stock having a Fair Market Value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

Wherever in this Plan or under any Agreement an Optionee or Award Recipient is permitted to pay the exercise price of an Option or Award or taxes relating to the exercise of an Option or Award by delivering shares of Stock, the Optionee or Award Recipient may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Stock, in which case the Corporation shall treat the Option or Award as exercised without further payment and shall withhold such number of shares of Stock from the shares of Stock acquired by the exercise of the Option or Award.

13.	No Right to Continued Employment or Service.

Nothing contained in the Plan or in any Option or Award granted or Agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Corporation, any consultant the right to continue to perform services for the Corporation, or any Non-Employee Director the right to continue as a member of the Board of Directors or interfere with the right of the Corporation to terminate such employee’s employment, such consultant’s service, or Non-Employee Director’s service at any time.

14.	Time of Granting Options and Awards.

An Option or Award under the Plan shall be deemed to have been granted on the date set forth in the Plan or resolutions of the Committee or Board of Directors authorizing such grant.

15.	Adjustments Upon Changes in Capitalization.

Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, extraordinary dividends or distributions, or other similar events, the aggregate number and class of shares available under the Plan, the number of shares subject to Director Stock Awards, the maximum number of shares that may be subject to Options and Awards, and the terms of any outstanding Options or Awards (including, without limitation, the number of shares subject to an outstanding Option or Award and the price at which shares of Stock may be issued pursuant to an outstanding Option) and of any Stock Units shall be adjusted in such manner as the Committee in its discretion deems appropriate.

16.	Termination and Amendment of the Plan.

16.1 Date of Plan Termination. Unless the Plan shall have been terminated as hereinafter provided, no Option or Award shall be granted hereunder after December 31, 2009.

16.2 Amendment of Plan. The Board of Directors at any time, and from time to time, may amend the Plan. However, except as provided in Section 15 of the Plan relating to adjustments upon changes in the outstanding Stock, no amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

16.3 No Material Impairment of Rights. No termination, modification, or amendment of the Plan may, without the consent of an Optionee or Award Recipient, adversely affect in any material manner the rights of such Optionee or Award Recipient under any Option or Award.

17.	Amendment of Options and Awards at the Discretion of the Committee.

The terms of any outstanding Option or Award may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, without limitation, acceleration of the date of exercise of any Option or Award, termination of Stock Restrictions as to any Award, or the conversion of an Incentive Stock Option into a Non-Qualified Stock Option; provided, however, that no such amendment shall adversely affect in any material manner any right of any Optionee or Award Recipient under the Plan without his or her consent; and, provided further, that the Committee shall not (a) amend any previously-issued Performance Share Award to the extent that such amendment would cause income recognized by an Award Recipient with respect to a Performance Share Award to fail to be deductible by the Corporation under Section 162(m) of the Code or (b) except as provided in Section 15 or if approved by the stockholders of the Corporation, amend any previously-issued Option to reduce the purchase price thereof whether by modification of the Option or by cancellation of the Option in consideration of the immediate issuance of a replacement Option bearing a reduced purchase price.

18.	Government Regulations.

The Plan and the grant and exercise of Options and Awards hereunder, and the obligation of the Corporation to issue, sell, and deliver shares, as applicable, under such Options and Awards, shall be subject to all applicable laws, rules, and regulations. Notwithstanding any other provision of the Plan, transactions under the Plan are intended to comply with the applicable exemptions under Rule 16b-3 under the Act as to persons subject to the reporting requirements of Section 16(a) of the Act with respect to shares of Stock, and Options and Awards under the Plan shall be fashioned and administered in a manner consistent with the conditions applicable under Rule 16b-3.

19.	Covenants of the Corporation.

19.1 Availability of Shares. During the terms of the Options and Awards, the Corporation shall keep available at all times the number of shares of Stock required to satisfy such Options and Awards.

19.2 Securities Law Compliance. The Corporation shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and Awards and to issue and sell shares of Stock upon exercise, redemption, or satisfaction of the Options and Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act the Plan, any Option or Award, or any Stock issued or issuable pursuant to any such Option or Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Stock under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Stock related to such Options or Awards unless and until such authority is obtained.

20.	Options and Awards in Foreign Countries.

The Committee shall have the authority and discretion to adopt such modifications, procedures, and subplans as it shall deem necessary or desirable to comply with the provisions of the laws of foreign countries in which the Corporation may operate in order to assure the viability of the benefits of the Options and Awards made to individuals employed in such countries and to meet the objectives of the Plan.

21.	Governing Law.

The Plan shall be construed, regulated, and administered under the internal laws of the State of Delaware.

22.	Stockholder Approval.

The Plan shall become effective if and as approved by the stockholders of the Corporation.